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                                                                      EXHIBIT 99
                        FARMERS NATIONAL BANCORP, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

   The undersigned hereby appoints Barbara S. Kuhns, Emil Klingler, Jr., and Richard D. Ford, or any of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Farmers National Bancorp, Inc. ("FNB") to be held at the offices of FNB at 121 West First Street, Geneseo, Illinois on March 20, 1997, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

   1. To approve the Agreement and Plan of Reorganization dated November 22, 1996 (the "Reorganization Agreement") between FNB and Norwest Corporation ("Norwest") and the related Agreement and Plan of Merger dated January 31, 1997 (the "Plan of Merger") pursuant to which a wholly-owned subsidiary of Norwest will merge with FNB and FNB will become a wholly-owned subsidiary of Norwest (the "Merger"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement and the Plan of Merger, copies of which are included as Appendix A and Appendix B, respectively, in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of FNB as may be necessary or appropriate to carry out the intent and purposes of the Merger.


           FOR  [ ]       AGAINST  [ ]       ABSTAIN  [ ]

   2. In the discretion of the persons appointed proxies hereby on such other matters as may properly come before the Special Meeting.

   Shares represented by this proxy will be voted as directed by the stockholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                          Dated:  __________________________, 199__.

                          _____________________________________________
                          (Please sign exactly as name appears at left.)

                          _____________________________________________
                        (If stock is owned by more than one person, all
                         owners should sign. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF FARMERS NATIONAL BANCORP, INC.